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                                                                    Exhibit 10.8

                      TierOne Bank Employee Severance Plan

                                    ARTICLE I
                            ESTABLISHMENT OF THE PLAN

     TierOne Bank (the "Bank" or the "Employer") hereby establishes the 2002 Employee Severance Plan (the "Plan").

                                   ARTICLE II
                               PURPOSE OF THE PLAN

     The purpose of this Plan is provide certain specified benefits to eligible employees as provided herein whose employment is terminated in connection with or subsequent to a Change in Control of either the Bank or the Bank's parent corporation, TierOne Corporation (the "Company"). The Bank and the Company are hereinafter collectively referred to as the "Employers".

                                   ARTICLE III
                                   DEFINITIONS

     3.01 Annual Compensation. An Employee's "Annual Compensation" for purposes of this Plan shall be deemed to mean the aggregate base salary and cash incentive compensation earned by or paid to the Employee by the Employers or any subsidiary thereof during the calendar year immediately preceding the calendar year in which the Date of Termination occurs; provided, however, for purposes of this Plan the Employee's Annual Compensation does not include deferred compensation earned by the Employee in a prior year but received in the calendar year immediately preceding the calendar year in which the Date of Termination occurs.

     3.02 Cause. Termination of an Employee's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. For purposes of this paragraph, no act or failure to act on the Employee's part shall be considered "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's action or omission was in the best interests of the Employers.

     3.03 Change in Control. "Change in Control" shall mean the occurrence of any of the following events:

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                  (i)    approval by the shareholders of the Company of a
         transaction that would result and does result in the reorganization, merger or consolidation of the Company, with one or more other persons, other than a transaction following which:

                         (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

                         (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

                  (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the shareholders of the Company of any transaction which would result in such an acquisition;

                  (iii) a complete liquidation or dissolution of the Company or the Bank, or approval by the shareholders of the Company of a plan for such liquidation or dissolution;

                  (iv) the occurrence of any event if, immediately following such event, members of the Company Board who belong to any of the following groups do not aggregate at least a majority of the Company
         Board:

                         (A) individuals who were members of the Company Board on the Effective Date of this Agreement; or

                         (B) individuals who first became members of the Company Board after the Effective Date of this Agreement either:

                               (1) upon election to serve as a member of the Company Board by the affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

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                         (2) upon election by the shareholders of the Company
         Board to serve as a member of the Company Board, but only if nominated for election by the affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first nomination;

         provided that such individual's election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Company Board; or

               (v) any event which would be described in Section 1(c)(i),
         (ii), (iii) or (iv) if the term "Bank" were substituted for the term "Company" therein and the term "Bank Board" were substituted for the term "Company Board" therein.

In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank or a subsidiary of either of them, by the Company, the Bank, any subsidiary of either of them, or by any Employee benefit plan maintained by any of them. For purposes of this Section 1(c), the term "person" shall include the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act.

         3.04 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         3.05 Committee. "Committee" means a committee of two or more directors appointed by the Board of Directors of the Bank pursuant to Article VII hereof.

         3.06 Date of Termination. "Date of Termination" shall mean (i) if an Employee's employment is terminated for Cause, the date on which the Notice of Termination is given, and (ii) if an Employee's employment is terminated for any other reason, the date specified in the Notice of Termination.

         3.07 Disability. Termination by the Employers of an Employee's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Employee for disability benefits under the applicable long-term disability plan maintained by the Employers or any subsidiary or, if no such plan applies, which would qualify the Employee for disability benefits under the Federal Social Security System.

         3.08 Employee. "Employee" shall mean any person who at the time has been employed by the Bank for at least 12 continuous months, excluding any Employee who has an employment or change in control agreement with either of the Employers.

         3.09 Good Reason. Termination by an Employee of the Employee's employment for "Good Reason" shall mean termination by the Employee following a Change in Control based on:

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               (i) Without the Employee's express written consent, a reduction in the Employee's base salary as in effect immediately prior to the date of the Change in Control or as the same may be increased from time to time thereafter;

               (ii) Without the Employee's express written consent, the assignment of any duties or responsibilities which are substantially diminished as compared with the Employee's duties and responsibilities immediately prior to a Change in Control or a material change in the Employee's reporting responsibilities, titles or offices as an Employee and as in effect immediately prior to such a Change in Control or any removal of the Employee from or any failure to re-elect the Employee to any of such responsibilities, titles or offices, except in connection with the termination of the Employee's employment for Cause, Disability or Retirement or as a result of the Employee's death or by the Employee other than for Good Reason;

               (iii) A change in the Employee's principal place of employment by a distance in excess of 50 miles from its location immediately prior to the Change in Control;

               (iv) Any purported termination of the Employee's employment for Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3.11 below; or

               (v) The failure by the Employers to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in
         Article V hereof.

         3.10  IRS.   "IRS" shall mean the Internal Revenue Service.

         3.11 Notice of Termination. Following a Change in Control, any purported termination of an Employee's employment by the Employers for any reason or by an Employee for any reason, including without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Plan, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Plan relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Employers' termination of the Employee's employment for Cause, which shall be effective immediately; and (iv) is given in the manner specified in Article VIII hereof.

         3.12 Retirement. "Retirement" shall mean voluntary termination by the Employee in accordance with the Employers' retirement policies, including early retirement, generally applicable to their salaried Employees.

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                                   ARTICLE IV
                                    BENEFITS

         4.01  Payments and Benefits Upon Termination.

         (a) If the Employee's employment is terminated within one year subsequent to a Change in Control by (i) the Employers for other than Cause, Disability, Retirement or the Employee's death or (ii) the Employee for Good Reason, then the Employers shall pay to the Employee a lump sum cash severance amount equal to one twelfth (1/12th) of the Employee's Annual Compensation for each year of service with the Employers, subject to a minimum of one twelfth (1/12th) of Annual Compensation and a maximum of 100% of Annual Compensation, plus any accrued but unused vacation leave.

         (b) If the payments pursuant to Section 4.01(a) hereof, either alone or together with other payments and benefits which the Employee has the right to receive from the Employers, would constitute a "parachute payment" under Section 280G of the Code, the payments payable by the Employers pursuant to Section 4.01(a) hereof shall be reduced by the minimum amount necessary to result in no portion of the payments payable by the Employers under Section 4.01(a) being non-deductible to the Employers pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments to be made pursuant to Section 4.01(a) shall be based upon the opinion of independent counsel selected by the Bank's independent public accountants and paid by the Bank. Such counsel shall be reasonably acceptable to the Bank; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose.

         (c) Nothing contained herein shall result in a reduction of any payments or benefits to which the Employee may be entitled upon termination of employment under any circumstances other than as specified in Section 4.01(b) set forth above, or a reduction in the payments and benefits specified in
Section 4.01(a) below zero.

         4.02  Mitigation; Exclusivity of Benefits.

         (a) An Employee shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Employee as a result of employment by another employer after the Date of Termination or otherwise.

         (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to an Employee upon a termination of employment with the Employers pursuant to Employee benefit plans of the Employers or otherwise.

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         4.03  Withholding. All payments required to be made by the Employers hereunder to an Employee shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

         4.04. Source of Payments. It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Bank. Further, the Company guarantees such payment and provision of all amounts and benefits due hereunder to the Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.

         4.05. No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

                                    ARTICLE V
                                   ASSIGNMENT

         The Employers may assign this Plan and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Bank or the Company may hereafter merge or consolidate or to which the Bank or the Company may transfer all or substantially all of its respective assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Plan or their rights and obligations hereunder. An Employee may not assign or transfer any rights or benefits due hereunder.


                                   ARTICLE VI
                       DURATION AND EFFECTIVE DATE OF PLAN

         6.01 Duration. Except in the event of a Change in Control, this Plan is subject to change or termination, in whole or in part, at any time without notice, in the Board's sole discretion. In the event of a Change in Control, this Plan may not be terminated or amended to reduce the benefits provided hereunder for a period of 13 months from the date of the Change in Control.

         6.02  Effective Date. This Plan shall be effective as of ____ __, 2002.

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                                   ARTICLE VII
                                 ADMINISTRATION

         7.01 Duties of the Committee. This Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board of Directors of the Bank pursuant to Section 7.02. The Committee shall have the authority to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of this Plan, including, without limitation, rules, regulations and procedures with respect to the operation of this Plan. The interpretation and construction by the Committee of any provisions of this Plan, any rule, regulation or procedure adopted by it pursuant thereto shall be final and binding in the absence of action by the Board of Directors of the Bank.


         7.02 Appointment and Operation of the Committee. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board of Directors of the Bank. The Board from time to time may remove members from, or add members to, the Committee, provided the Committee shall continue to consist of two or more members of the Board. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of this Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per calendar year.

         7.03 Limitation on Liability. Neither the members of the Board of Directors of the Bank nor any member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any rule, regulation or procedure adopted by it pursuant thereto. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to this Plan, the Bank shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Bank and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.01 Notice. For the purposes of this Plan, notices and all other communications provided for in this Plan shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed, with respect to the Bank, Secretary, TierOne Bank, 1235 N Street, Lincoln, Nebraska 68508, and with

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respect to an Employee, to the home address thereof set forth in the records of the Bank at the date of any such notice.

         8.02 Governing Law. The validity, interpretation, construction and performance of this Plan shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the State of Nebraska.

         8.03  Nature of Employment and Obligations.

         (a) Nothing contained herein shall be deemed to create other than a terminable at will employment relationship between the Employers and an Employee, and the Employers may terminate the Employee's employment at any time, subject to providing any payments specified herein in accordance with the terms hereof.

         (b) Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that an Employee acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

         8.04 Headings. The section headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

         8.05 Validity. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provisions of this Plan, which shall remain in full force and effect.

         8.06 Regulatory Provisions. Notwithstanding any other provision of this Plan to the contrary, any payments made to an Employee pursuant to this Plan, or otherwise, are subject to and conditioned upon their compliance with
(a) Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C.ss.1828(k)) and the regulations promulgated thereunder, including 12 C.F.R. Part 359, and (b) 12 C.F.R.ss.563.39.

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